                                        SECURITIES AND EXCHANGE COMMISSION

                                              WASHINGTON, D.C.  20549

                                                     FORM 8-K

                                                  CURRENT REPORT
                                        Pursuant to Section 13 or 15(d) of
                                        the Securities Exchange Act of 1934

                                 Date of Report (Date of earliest event reported):
                                                  October 8, 2007

                                               THE FIRST BANCSHARES, INC.
                                  ----------------------------------------------
                              (Exact name of registrant as specified in its charter)

          MISSISSIPPI                                 33-94288                           64-0862173
--------------------------------------               ----------------                   --------------------
(State or other jurisdiction of                      (Commission                        (IRS employer
       incorporation)                                File Number)                       Identification No.)

         6480 US Highway 98 West
         Hattiesburg, Mississippi                                              39402
-----------------------------------------------------------            --------------------
(Address of principal executive offices)                                    (Zip Code)

Registrant's telephone number, including area code:    (601) 268-8998

                                                   Not applicable
                                                   --------------
                            (Registrant's former address of principal executive offices)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01  Other Events.

Legal Proceedings.  On October 8, 2007 The First Bancshares, Inc. (the "Company") and its subsidiary, The First,
A National Banking Association (the "Bank") were formally named as defendants and served with a First Amended
Complaint in litigation styled Nick D. Welch v. Oak Grove Land Company, Inc., Fred McMurry, David E. Johnson, J.
Douglas Seidenburg, The First, a National Banking Association, The First Bancshares, Inc., and John Does 1
through 10, Civil Action No. 2006-236-CV4, pending in the Circuit Court of Jones County, Mississippi, Second
Judicial District (the "First Amended Complaint").  The First Amended Complaint was filed against the named defendants by Nick D. Welch ("Welch"), a former member of the Bank's Advisory Board, and a shareholder of the
Company who was until February 2, 2006 the largest individual holder of Company stock.

The First Amended Complaint served upon the Company and Bank is similar to a complaint filed by Welch against the other named defendants on April 11, 2006.  The other named defendants, each of whom deny any liability to Welch, include Oak Grove Land Company, Inc., a shareholder of the Company; Fred McMurry, Director of the Company and the
Bank, and an affiliate of Oak Grove Land Company, Inc.; David E. Johnson, Director and Chairman of the Company and
the Bank; and J. Douglas Seidenburg, Director of the Company and the Bank. The First Amended Complaint contains allegations of fraud in connection with Welch's private sale of approximately 69,000 shares (representing approximately
5%) of the Company's common stock to the named defendants (other than the Company or the Bank) in a privately negotiated transaction.  In summary the First Amended Complaint alleges that one or more of the named defendants withheld information concerning the Company's potential NASDAQ listing and its 2-for-1 stock split, both of which were publicly announced by the
Company on February 22, 2006.  The First Amended Complaint further alleges that Welch would not have sold his stock, or at least would not have sold his stock at the $2,005,785.00 ($29.00 per share) price negotiated by Welch, had he been informed of these potential events.

The allegations by Welch against the Company and the Bank include counts of 1) Intentional Misrepresentation and
Omission; 2) Negligent Misrepresentation and/or Omission; 3) Breach of Fiduciary Duty; 4) Breach of Duty of Good
Faith and Fair Dealing; and 5) Civil Conspiracy.  The First Amended Complaint served by Welch on October 8, 2007 added the Company and the Bank as defendants in this ongoing litigation.  The First Amended Complaint seeks damages from all the defendants, including $2,420,775.00 (representing the alleged difference between the price at which Welch sold his stock and the "high price" of the Company's stock following the Company's 2-for-1 stock split on March 15, 2006), annual dividends for the year 2006 in the amount of $.30 per share, punitive damages, and attorneys' fees and costs.  Each of the Company and the Bank deny any liability to Welch, and they intend to defend vigorously against this lawsuit.

                                                    SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 10, 2007
       --------------------

                                                     THE FIRST BANCSHARES, INC.

                                                     By:    /s/ Donna T. Lowery
                                                           -------------------------------------------
                                                     Name:    Donna T. Lowery
                                                     Title:   Chief Financial Officer